UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2010, the Company filed with the Office of the Secretary of State of Georgia Articles of Amendment to the Articles of Incorporation of Capitol City Bancshares, Inc. The Amendment revised Article 3 to change into four whole shares each share of issued and unissued authorized common shares of the Company. As of the effective date of the stock split (June 22, 2010), the Company now has 80,000,000 authorized common shares with a par value of $1.00 per share and 9,684,840 common shares issued and outstanding. The stock split will be implemented by the distribution of three (3) whole shares for each share owned by shareholders as of June 22, 2010 in the form a stock dividend. The par value was also changed from $1.50 to $1.00 per share. The change in par value has no effect on the stock’s value in the market.

The amendment also increased the number of preferred shares the Company is authorized to issue to 5,000,000 shares of preferred stock of the Company. The articles previously limited the amount of authorized preferred stock to $5,000,000. The Company has currently issued 10,000 shares of Series A preferred stock and 6,078 shares of Series B preferred stock, for a total of $1,607,800 outstanding. The amendment eliminated the maximum dollar amount limitation and now provides for a maximum number of shares that are available to be issued, which is 5,000,000 shares.

The actual effect of the issuance of any additional shares of the preferred stock upon the rights of holders of common stock cannot be stated until the Board of directors determines the specific rights of any shares of the preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of Capitol City’s common stock do not have preemptive rights with respect to the preferred stock.

The amendment also grants the Board of Directors the discretion to establish the terms of any future preferred stock issuance, including the number of shares issued, the dividend rate of the shares, whether the dividends are cumulative, whether the shares are voting or non-voting, whether the shares are convertible to common stock and if so, the terms of conversion, whether the shares are redeemable and if so the terms of redemption, sinking fund requirements, liquidation rights and all other relative rights of the preferred shares.

Although Capitol City may consider issuing shares of the preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the additional preferred stock.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

3.9	Articles of Amendment to the Company’s Articles of Incorporation filed on July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: July 16, 2010	By:	/s/ George G. Andrews
	Name:	George G. Andrews
	Title:	President and Chief Executive Officer